UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2018

Vaxart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

290 Utah Ave. Suite 200 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Resignation of Principal Financial and Accounting Officer

On December 12, 2018, John M. Harland, age 66, resigned as Chief Financial Officer, Treasurer and Secretary of Vaxart, Inc., effective December 31, 2018.  Mr. Harland will remain an employee, continuing to provide certain administrative and financial services.

(c)

Explanatory Note

On February 13, 2018, privately-held Vaxart, Inc., or Private Vaxart, completed a business combination with publicly-traded Aviragen Therapeutics, Inc., in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated October 27, 2017, or the Merger.  In connection with the Merger, the combined company changed its name to Vaxart, Inc.

Appointment of Principal Financial Officer

Effective January 1, 2019, Wouter W. Latour, M.D., our President and Chief Executive Officer, will also serve as our principal financial officer.   Since the closing of the Merger, Dr. Latour, age 61, has served as the President and Chief Executive Officer of Vaxart, Inc.  From September 2011 to the closing of the Merger, Dr. Latour served as Private Vaxart’s President and Chief Executive Officer and from October 2011 to the closing of the Merger, Dr. Latour served as a member of Private Vaxart’s board of directors. From June 2011 to September 2011, Dr. Latour served as Private Vaxart’s Chief Operating Officer. From June 2009 until joining Private Vaxart, Dr. Latour was an independent consultant to life sciences companies. From January 2005 to May 2009, Dr. Latour was the Chief Executive Officer and a member of the board of directors of Trinity Biosystems, Inc., a biopharmaceutical company. Prior to these roles, Dr. Latour held numerous executive positions at various pharmaceutical and biotechnology companies. Dr. Latour received an M.D. from the University of Amsterdam and an M.B.A. from Stanford University.

Dr. Latour is not a party to any arrangements or understandings with any other persons pursuant to which he is selected as an officer, nor does he have any family relationships with any of our directors or executive officers, or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, except as follows.  We have previously entered into our standard form of indemnity agreement with Dr. Latour which is filed as Exhibit 10.23 to our Registration Statement on Form S-4 (file no. 333-222009) as filed with the Securities and Exchange Commission on December 29, 2017.   In addition, we had previously entered into an offer letter, dated May 25, 2011, and amendment to offer letter and option grant agreement, dated October 1, 2011, with Dr. Latour, which is filed as Exhibit 10.25 to our Registration Statement on Form S-4 (file no. 333-222009) as filed with the Securities and Exchange Commission on December 29, 2017.

 Appointment of Principal Accounting Officer

Effective January 1, 2019, Margaret A. Echerd, our Corporate Controller, age 59, will serve as our principal accounting officer, reporting to Dr. Latour.   Ms. Echerd has served as our Corporate Controller since April 2018.  From November 2016 to April 2018, Ms. Echerd was the Controller of Autonomic Technologies, Inc., a medical device company.  From December 2015 to July 2016, Ms. Echerd served as Vice President, Corporate Controller of Quotient Technology, Inc., a digital marketing company.  From June 2010 to December 2014, Ms. Echerd held various accounting positions at Extreme Networks, Inc., a networking technology company, including Assistant Corporate Controller (from June 2010 to September 2011) and Vice President, Corporate Controller, Chief Accounting Officer (September 2011 to December 2014).  Ms. Echerd who is a certified public accountant in California, received a BBA in Marketing from Texas A&M University and an M.B.A. in Corporate Finance from Golden Gate University.

Ms. Echerd is not a party to any arrangements or understandings with any other persons pursuant to which she is selected as an officer, nor does she have any family relationships with any of our directors or executive officers, or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, except as follows.  We intend to enter into our standard form of indemnity agreement with Ms. Echerd which is filed as Exhibit 10.23 to our Registration Statement on Form S-4 (file no. 333-222009) as filed with the Securities and Exchange Commission on December 29, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaxart, Inc.

Dated: December 18, 2018
w
	By:	/s/ Wouter W. Latour, M.D.
Wouter W. Latour, M.D.
President and Chief Executive Officer

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